Exhibit (m)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272926 on Form N-2 of our report dated March 26, 2025, relating to the financial statements of Kennedy Lewis Capital Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 30, 2025